Exhibit 10.1

Third Allonge To Promissory Note

Original Principal Amount:  $225,544

UNDER DATE OF MAY 13, 2008, Advanced Voice Recognition Systems, Inc., a Nevada corporation, as successor in interest to Advanced Voice Recognition Systems, Inc., a Colorado corporation (the “Company”), made a Promissory Note (the “Original Note”) to the order of Walter Geldenhuys (“Geldenhuys”) in the principal amount of $225,544.  Pursuant to a Allonge to Promissory Note dated as of October 5, 2009 (the “Second Allonge”, and together with the Original Note, the “Note”)), the maturity date of the Note was extended to April 9, 2010.

The Company and Geldenhuys hereby agree to amend the Note, as follows:

Section 2 is amended to extend the date in which all principal and any accrued interest or other charges shall be due and payable in full from April 9, 2010 to April 15, 2011, and all references in the Note to the “Maturity Date” shall be deemed to refer to April 15, 2011.

This Allonge is an amendment to the Note and does not constitute discharge of the Note.

This Allonge is delivered on the date set forth below to be effective as of April 9, 2010.

Signature:         ADVANCED VOICE RECOGNITION SYSTEMS, INC.

                                                                        By:        /s/ Donald Getty

Donald Getty, Director and Authorized Signatory

Date:  April 9, 2010

ACCEPTED:

            /s/ Walter Geldenhuys

Walter Geldenhuys, Individually